As filed with the Securities and Exchange Commission on November 19, 2003                     Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Rowan Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0759420 (I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450 Houston, Texas 77056-6127 (713) 621-7800 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
D. F. McNease, President
and Chief Executive Officer
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056-6127
 (713) 621-7800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Robert V. Jewell
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)(4)	Amount of Registration Fee
Senior Unsecured Debt Securities (5)
Senior Subordinated Debt Securities (6)
Common Stock, par value $.125 per share (7)
Preferred Stock, par value $1.00 per share (8)
Warrants (9)
Units (10)
Total	$500,000,000.00	$40,450.00

    Footnotes (1) through (10) are included on the following page.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

(1)   The proposed maximum offering price per unit will be determined from time to time by Rowan Companies, Inc. in connection with, and at the time of, the issuance of the securities registered hereunder.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)   In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

(4)   Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

(5)   Subject to note (3) above, an indeterminate principal amount of senior unsecured debt securities of Rowan Companies, Inc. as may be sold from time to time are being registered hereunder. If any senior unsecured debt securities of Rowan Companies, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any securities previously issued hereunder.

(6)   Subject to note (3) above, an indeterminate principal amount of senior subordinated debt securities of Rowan Companies, Inc. as may be sold from time to time are being registered hereunder. If any senior subordinated debt securities of Rowan Companies, Inc. are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $500,000,000, less the dollar amount of any securities previously issued hereunder.

(7)   Subject to note (3) above, an indeterminate number of shares of common stock of Rowan Companies, Inc., including the associated rights to purchase Series A junior preferred stock, as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of common stock as may be (a) issued upon conversion, redemption or exchange for any debt securities or preferred stock that provide for conversion or exchange into common stock or (b) issued upon exercise and settlement of any warrants. The aggregate amount of common stock registered under this registration statement is limited to that which is permissible under Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended.

(8)   Subject to note (3) above, an indeterminate number of shares of preferred stock of Rowan Companies, Inc. as may be sold from time to time are being registered hereunder. Also includes such indeterminate number of shares of preferred stock as may be (a) issued upon conversion, redemption or exchange for any debt securities that provide for conversion or exchange into preferred stock or (b) issued upon exercise and settlement of any warrants.

(9)   Subject to note (3) above, an indeterminate number of warrants of Rowan Companies, Inc. as may be sold from time to time are being registered hereunder. Warrants may be exercised to purchase any of the other securities registered hereby.

(10) Subject to note (3) above, an indeterminate number of units of Rowan Companies, Inc. as may be sold from time to time are being registered hereunder. Units may consist of any combination of the securities being registered hereunder.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 19, 2003

PROSPECTUS

$500,000,000

ROWAN COMPANIES, INC.

SENIOR UNSECURED DEBT SECURITIES
SENIOR SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS

By this prospectus, we may from time to time offer and sell in one or more offerings up to an aggregate of $500,000,000 of the following securities:

(1)   senior unsecured debt securities, which may be convertible into or exchangeable for common stock or preferred stock;
(2)   senior subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;
(3)   shares of common stock;
(4)   shares of preferred stock, in one or more series, which may be convertible into or exchangeable for debt securities or common stock;
(5)   warrants to purchase debt securities, common stock, preferred stock or units; and/or
(6)   units consisting of any combination of debt securities, common stock, preferred stock or warrants.

This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. You should carefully read this prospectus, any applicable prospectus supplement and any information under the heading "Where You Can Find More Information" before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We may sell these securities to or through underwriters, to other purchasers and/or through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed for trading on the New York Stock Exchange and the Pacific Exchange - Stock & Options under the symbol "RDC."

Investing in our securities involves risks. Please read "Risk Factors" beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2003.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total offering price of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any exchange or redemption made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Rowan," "we," "us," and "our" are to Rowan Companies, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, warrants and units collectively as the "securities."

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy and information statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy statements and other information at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the Public Reference Room. You may also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, an exchange on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 covering the securities offered by this prospectus. This prospectus is only a part of the registration statement and does not contain all of the information in the registration statement. For further information on us and the securities that may be offered, please review the registration statement and the exhibits that are filed with it. Statements made in this prospectus that describe documents may not necessarily be complete. We recommend that you review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents.

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The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus or in any prospectus supplement. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and are an important part of this prospectus.

        The following documents that we have filed with the SEC are incorporated by reference into this prospectus:
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003;
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the SEC on May 15, 2003;
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 filed with the SEC on August 14, 2003;
  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 filed with the SEC on November 13, 2003;
  The description of our common stock contained in our Registration Statement on Form 8-A (SEC File No. 1-5491), filed with the SEC on May 13, 1993, and any amendment or report filed for the purpose of updating that description; and
  The description of our Series A Junior Preferred Stock (SEC File No. 1-5491), contained in our Registration Statement on Form 8-A/A filed with the SEC on March 21, 2003 and any amendment or report filed for the purpose of updating that description.
All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until our offering is completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the information incorporated by reference in this prospectus but not delivered with the prospectus, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us as follows:

Rowan Companies, Inc.
Attention: Mark H. Hay
2800 Post Oak Boulevard, Suite 5450
Houston, Texas 77056-6127
(713) 621-7800

If you have any other questions regarding us, please contact our Investor Relations Department in writing at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056-6127 (email: ir@rowancompanies.com).

You can access electronic copies of documents we file with or furnish to the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any amendments to those reports on our website at http://www.rowancompanies.com . Access to those electronic filings is available as soon as practicable after filing with, or furnishing to, the SEC. Information on our website is not incorporated by reference in this prospectus.

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FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "will," "could", "should", "expect," "estimate," "project," "plan," "believe," "intend," "anticipate" and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:
  oil and natural gas prices;
  the level of offshore expenditures by energy companies;
  energy demand;
  the general economy, including inflation;
  weather conditions in our principal operating areas; and
  environmental and other laws and regulations.
    Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC and in the section entitled "Risk Factors" included elsewhere in this prospectus. For additional information regarding risks and uncertainties, please read our other filings with the SEC under the Exchange Act and the Securities Act, particularly under "Management’s Discussion and Analysis of Financial Condition and Results of Operation" in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. All forward-looking statements attributable to Rowan or persons acting on its behalf are expressly qualified in their entirety by such factors. Other than as required under the securities laws, Rowan does not assume a duty to update these forward-looking statements.

ROWAN COMPANIES, INC.

Rowan is a major provider of international and domestic contract drilling and aviation services. Rowan also operates a mini-steel mill, a manufacturing facility that produces heavy equipment for the mining, timber and transportation industries and a drilling products group that has designed or built about one-third of all mobile offshore jack-up drilling rigs. Rowan was organized in 1947 as a Delaware corporation and a successor to a contract drilling business conducted since 1923 under the name Rowan Drilling Company, Inc.

Rowan's principal executive offices are located at 2800 Post Oak Boulevard, Suite 5450, Houston, Texas, 77056-6127.  The telephone number is (713) 621-7800.

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RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described below and any similar information contained in any Annual Report on Form 10-K or other document filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

Volatile oil and natural gas prices greatly impact demand for our offshore drilling and related services.

The success of our offshore drilling, manufacturing and aviation operations depends largely upon the condition of the oil and gas industry, particularly the level of offshore drilling activity. Demand for our offshore drilling and related services is vulnerable to periodic declines in drilling activity typically associated with depressed oil and natural gas prices. Oil and natural gas prices have historically been volatile, and the offshore drilling market was generally depressed from the early 1980s until the mid-1990s.

While the drilling industry benefited from increasing oil and natural gas prices during most of the 1999-2000 period, it has not fully recovered from the dramatic decline in prices during 1998 and the ensuing reduction in drilling activity and day rates. Oil and natural gas prices increased dramatically during 2000, but declined just as swiftly in 2001. Our drilling operations improved over much of the 2000-2001 period, but deteriorated rapidly over the last half of 2001. During 2002, oil and natural gas prices virtually doubled and, throughout 2003, have generally remained at historically high levels. However, as a result of this extreme price volatility in recent years and the instability created by the effects of 9/11and the ongoing conflict in the Middle East, our drilling operations in 2002 and the first nine months of 2003 have not attained peak 2000-2001 levels.

Demand for drilling services also depends on additional factors that are beyond our control, including:
  fluctuations in the worldwide demand for oil and natural gas;
  the willingness and ability of the Organization of Petroleum Exporting Countries, or OPEC, to limit production levels and influence prices;
  political and military conflicts in oil-producing areas and the effects of terrorism; and
  the level of production in non-OPEC countries.
                Our drilling and aviation operations will be adversely affected by future declines in oil and natural gas prices, but we cannot predict the extent of that effect. We also cannot assure you that a reduction in offshore drilling activity will not occur for other reasons.

We have incurred losses recently and over prolonged periods in the past, a circumstance that could occur again in the future.

In 2002, we experienced a 16% decline in revenues and incurred a net loss from operations of $12.9 million due primarily to the effects of the rapid decline in oil and natural gas prices in 2001, as discussed above. We incurred a $12.2 million net loss over the first nine months of 2003, and expect a net loss for the full year.

Our markets remain highly competitive, which may cause us difficulty in differentiating our products and services and maintaining satisfactory price levels.

The drilling, manufacturing and aviation markets are highly competitive, and no single competitor is dominant. In the drilling market, a general oversupply of rigs has lasted for well over a decade, and we believe that competition for drilling contracts will continue to be intense for the foreseeable future. The aviation and manufacturing markets are also characterized by vigorous competition among several competitors. Some of our competitors possess greater financial resources than we do.

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Our fleet expansion program may encounter liquidity problems.

If we continue to experience present operating conditions for a prolonged period, our results of operations and working capital will not be adequate to finance our planned construction and outside financing may not be available. We would be forced to suspend our construction program.

We have in progress an offshore fleet expansion program under which we currently plan to spend more than $300 million over the 2004-2006 period towards the completion of the Scooter Yeargain and for the construction of as many as three additional Tarzan class jack-up rigs, of which only about $116 million is financed at this time. In addition, we expect to spend another $50-75 million annually over this period for upgrades to existing equipment and facilities and additional aircraft. We currently have no other available lines of credit. Thus, much of our planned capital expenditures over the 2004-2006 period will need to be financed from working capital or results of operations. If we should need additional financing and are unable to obtain it at commercially favorable rates, we could experience liquidity problems.

Our results of operations will be adversely affected if we are unable to secure contracts for the Scooter Yeargain and Tarzan II.

The addition to our available drilling fleet of the Scooter Yeargain in 2004 and the Tarzan II in 2005 will, in each case, significantly increase our daily operating costs. Neither rig has been contracted at this time, and day rates for comparable rigs have, at many times over the past several years, been less than or only slightly exceeded the expected daily operating costs of the Tarzan class rigs. We may be unable to secure economical drilling contracts for the rigs, in which case their delivery will negatively impact our operating results.

We are subject to operating risks such as blowouts and well fires that could result in environmental damage, property loss, personal injury and death.

Our drilling operations are subject to many hazards that could increase the likelihood of accidents. Accidents can result in:
  costly delays or cancellations of drilling operations;
  serious damage to or destruction of equipment;
  personal injury or death;
  significant impairment of producing wells, leased properties or underground geological formations; and
  major environmental damage.
        Our offshore drilling operations are also subject to marine hazards, either at offshore sites or while drilling equipment is under tow, such as vessel capsizings, collisions or groundings. In addition, raising and lowering jack-up rigs, an offshore drilling platform whose three legs independently penetrate the ocean floor, flooding semi-submersible ballast tanks to help fix the floating drilling unit over well site and drilling into high-pressure formations are complex, hazardous activities and we frequently encounter problems.

Our manufacturing and aviation operations also present serious risks. Our manufacturing processes could pollute the air, land and inland waters, and the products we manufacture could be implicated in lawsuits alleging environmental harm, property loss, personal injury and death. Operating helicopters and fixed-wing aircraft is similarly hazardous, particularly in Alaska where weather conditions can be severe.

We have had accidents in the past demonstrating some of the hazards described above, including high pressure drilling accidents resulting in lost or damaged drilling formations, towing accidents resulting in lost drilling equipment and flying accidents resulting in lost aircraft and deaths. Because of the ongoing hazards associated with our operations:
  we may experience a higher number of accidents in the future than expected;

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  our insurance coverage may prove inadequate to cover losses that are greater than anticipated;
  our insurance deductibles may increase; or
  our insurance premiums may increase to the point where maintaining our current level of coverage is prohibitively expensive.
                Any similar events could yield future operating losses and have a significant adverse impact on our business.

Government regulations and environmental risks, which reduce our business opportunities and increase our operating costs, might worsen in the future.

Government regulations dictate design and operating criteria for drilling vessels and aircraft, determine taxation levels to which we (and our customers) are subject, control and often limit access to potential markets and impose extensive requirements concerning employee safety, environmental protection and pollution control. Environmental regulations, in particular, prohibit access to some markets and make others less economical, increase equipment and personnel costs and often impose liability without regard to negligence or fault. In addition, governmental regulations may discourage our customers' activities, reducing demand for our products and services. We may be liable for damages resulting from pollution of offshore waters and, under United States regulations, must establish financial responsibility in order to drill offshore.

Anti-takeover provisions in our Certificate of Incorporation, bylaws and rights plan could make it difficult for holders of our common stock to receive a premium for their shares upon a change of control.

Holders of the common stock of acquisition targets typically receive a premium for their shares upon a change of control. Delaware law and the following provisions, among others, of our Certificate of Incorporation, bylaws and rights plan could have the effect of delaying or preventing a change of control and could prevent holders of our common stock from receiving such a premium:

  The affirmative vote of 80% of the outstanding shares of our capital stock is required to approve business combinations that have not been approved by our board of directors. We are also subject to a provision of Delaware corporate law that prohibits us from engaging in a business combination with any interested stockholder for three years from the date that person became an interested stockholder unless specified conditions are met.
  Special meetings of stockholders may not be called by anyone other than our board of directors, its chairman, its executive committee or our president or chief executive officer.
  Our board of directors is divided into three classes whose terms end in successive years, so that less than a majority of our board comes up for election at any annual meeting.
  Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the voting rights and other privileges of these shares without any vote or action by our stockholders.
  We have issued "poison pill" rights to purchase junior preferred stock under our rights plan, whereby the ownership of Rowan shares by a potential acquirer can be significantly diluted by the sale at a significant discount of additional Rowan shares to all other stockholders, which could discourage unsolicited acquisition proposals.

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USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures and acquisitions, and repayments of debt.

We may invest funds not required immediately for these purposes in short-term investment grade securities. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Years Ended December 31,					Nine Months
						Ended September 30,
	1998	1999	2000	2001	2002	2003

Ratio of earnings to fixed charges	11.14	-	4.80	5.49	7.16	-

In 1999 and for the nine months ended September 30, 2003, earnings were inadequate to cover fixed charges by approximately $25.1 million and $21.0 million, respectively.

The ratios were computed by dividing earnings by fixed charges. For this purpose, "earnings" represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized, (b) preferred stock dividend requirements of consolidated subsidiaries, and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preferred stock dividend requirements of consolidated subsidiaries.

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DESCRIPTION OF DEBT SECURITIES

Any debt securities we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior unsecured debt securities or senior subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. Senior unsecured debt securities will be issued under a senior unsecured indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Together, the senior unsecured indenture and the senior subordinated indenture are called "indentures."

We have summarized selected provisions of the indentures below. The following summary is a description of the material provisions of the indentures. It does not restate those agreements in their entirety. We urge you to read each of the indentures because, each one, and not this description, defines the rights of holders of debt securities. A form of senior unsecured indenture and a form of senior subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct, unsecured general obligations. The senior unsecured debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt.

We conduct a substantial part of our operations through our subsidiaries. To the extent of such operations, holders of senior unsecured debt securities that are not guaranteed by our operating subsidiaries and holders of senior subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  the title and type of the debt securities;
  the total principal amount of the debt securities;
  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
  the dates on which the principal of the debt securities will be payable;
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;
  any conversion or exchange features;
  any optional redemption periods;
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
  any provisions granting special rights to holders when a specified event occurs;
  any changes to or additional events of default or covenants;
  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and
  any other terms of the debt securities.

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None of the indentures will limit the amount of debt securities that may be issued. Each indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, coupon or global form.

Denominations

The prospectus supplement for each issuance of debt securities will state that the securities will be issued in registered, global form in minimum denominations of $1,000 and integral multiples thereof.

Subordination

Under a senior subordinated indenture, payment of the principal, interest and any premium on the senior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt (as defined in the senior subordinated indenture). A senior subordinated indenture will provide that no payment of principal, interest and any premium on the senior subordinated debt securities may be made in the event we fail to pay the principal, interest, any premium on any senior debt when due or if another default occurs that results in acceleration of senior debt. In addition, in the event of any distribution of our assets upon our dissolution, liquidation or reorganization (including in a bankruptcy, insolvency or similar proceeding), holders of senior debt will be entitled to payment in full before any payment or distribution of our assets is made to holders of senior subordinated debt securities.

A senior subordinated indenture will not limit the amount of senior debt that we may incur.

Mergers and Sale of Assets

Each indenture will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless, among other things:
  the successor person assumes all of our obligations under the indentures; and
  we or the successor person will not immediately be in default under the indentures.
Upon the assumption of our obligations by a successor, we will be discharged from all obligations under the indentures

Modification of Indentures

Each indenture will provide that our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, will be effective against any holder without its consent.

Events of Default

"Event of default," when used in an indenture, will mean any of the following:
  failure to pay the principal of, or any premium on, any debt security when due;
  failure to deposit any sinking fund payment when due;
  failure to pay interest on any debt security for 30 days;
  failure to perform any covenant set forth in the covenants section of the indenture that continues for 90 days after we are given written notice;

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  failure to perform any other covenant in the indenture that continues for 180 days after we are given written notice;
  certain events in bankruptcy, insolvency or reorganization of us; or
  any other event of default included in a supplemental indenture or any officer’s certificate setting forth additional terms of the debt security.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to specified conditions, the holders of a certain percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Covenants

Under the indentures, we:
  will pay the principal of, interest and any premium on, the debt securities when due;
  will maintain a place of payment;
  will deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indentures; and
  will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.
In addition, under a senior unsecured indenture, we:
  will not create or incur any liens upon any principal property unless specified conditions are met, subject to certain exceptions; and
  will not enter into any sale-and-leaseback transaction unless certain conditions are met, subject to certain exceptions.
Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check or wire transfer to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

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Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:
  by the applicable depositary to a nominee of the depositary;
  by any nominee of the depositary itself or another nominee; or
  by the depositary or any nominee to a successor depositary or any nominee of the successor.
We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary, who we refer to as participants. Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:
  will not be entitled to have any of the underlying debt securities registered in their names;
  will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and
  will not be considered the owners or holders under the indenture relating to those debt securities.
Payments of principal of and any interest or premium on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in "street name." Those payments will be the sole responsibility of those participants.

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If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Further, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depositary, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Defeasance

We will be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under Federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the Federal income tax law.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

A banking or financial institution, will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act of 1939, or Trust Indenture Act, incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflicting interest or resign.

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A banking or financial institution may act as trustee with respect to both the senior unsecured indenture and the senior subordinated indenture. If this occurs, and should a default occur with respect to either the senior subordinated debt securities or the senior unsecured debt securities, such banking or financial institution, would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the key terms and provisions of our capital stock. You should refer to the applicable provisions of our restated certificate of incorporation, our bylaws, as amended, the Delaware General Corporation Law and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of the date of this prospectus, we are authorized to issue up to 150,000,000 shares of common stock, par value $0.125 per share, and up to 5,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 2003, we had 94,062,562 shares of common stock and no shares of preferred stock outstanding.

Each share of common stock has attached to it rights to acquire one one-hundredth of a share of Series A junior preferred stock under our stockholder rights agreement. The rights agreement provides for the distribution to our stockholders of one right for each outstanding share of common stock. Each right entitles its holder to purchase from us one one-hundredth of a share of our Series A junior preferred stock at an exercise price of $80.00 and we have designated and reserved 1,500,000 shares of Series A junior preferred stock for issuance upon exercise of the rights. In addition, under certain circumstances, each right will entitle the holder to purchase our securities or the securities of an acquiring entity at one-half market value. The rights are exercisable only if a person or group knowingly acquires 15% or more of our outstanding common stock or makes a tender offer for 30% or more of our outstanding common stock. We may generally redeem the rights at a price of $.01 per right at any time until the 10th business day following public announcement that a 15% position has been acquired. The rights will expire on January 24, 2012.

Common Stock

Each share of common stock entitles its holder of record to one vote on matters presented at any official meeting of Rowan stockholders. Holders are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares voting for the election of directors can elect all of the directors if they choose to do so. Subject to the rights of holders of preferred stock, the holders of common stock are entitled to dividends in such amounts and at such times as may be declared by the board of directors out of funds legally available therefore. Upon liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution after payment of any liquidation preferences to holders of preferred stock. The common stock carries no preemptive rights and shares of common stock have no redemption, sinking fund or conversion privileges. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series and the board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The following description of the terms of the preferred stock sets forth some of the general terms and provisions of our authorized preferred stock. If we offer preferred stock under this prospectus, the terms may include the following:
  the series, the number of shares offered and the stated value of the preferred stock;
  the price at which the preferred stock will be issued;

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  the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;
  the liquidation preference of the preferred stock;
  the voting rights of the preferred stock;
  whether the preferred stock is redeemable, optionally or mandatorily, or subject to a sinking fund, and the terms of any redemption or sinking fund;
  whether the preferred stock is convertible into, or exchangeable for, any other securities, and the terms of any conversion; and
  any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

This description of the terms of the preferred stock is not complete and will be subject to and qualified by the certificate of designation relating to any applicable series of preferred stock.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. As a result, the issuance of shares of a series of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any other series of our preferred stock. The issuance of shares of preferred stock may also adversely affect the rights of the holders of our common stock. For example, any preferred stock issued will rank prior to our common stock as to dividend rights and liquidation preference, and may have full or limited voting rights and may be convertible into shares of common stock or other securities.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law, or DGCL. In general, Section 203 of the DGCL prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation’s outstanding voting stock) from engaging in a "business combination" (as defined in Section 203 of the DGCL) with us for three years following the time such person became an interested stockholder unless:

  before such person became an interested stockholder, our board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced (excluding stock held by our directors who are also officers and by our employee stock plans, if any, that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
  following the transaction in which such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by the affirmative vote of the holders of two-thirds of our outstanding voting stock not owned by the interested stockholder. Under Section 203 of the DGCL, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving Rowan and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of our directors, if such extraordinary transaction is approved or not opposed by a majority of our directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

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Description of Provisions of Rowan’s Certificate of Incorporation and Bylaws

Rowan’s Certificate of Incorporation provides that directors are to be elected in three classes of as nearly an equal number as possible for a term of three years. Our Bylaws provide that the board of directors shall fix the number of directors, which the Certificate of Incorporation limits to 30. Our Bylaws and Certificate of Incorporation provide that any newly created directorship resulting from an increase in the number of directors or a vacancy on the board shall be filled by vote of a majority of the remaining directors then in office, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by reason of an increase in the number of directors shall be elected until the next election of one or more directors by the shareholders. Our Bylaws also provide that special meetings of the shareholders may only be called by our board of directors, its chairman, its executive committee or our president or chief executive officer, and that the shareholders may not act by written consent.

Our Certificate of Incorporation provides that, subject to the provisions of any outstanding preferred stock, the approval of at least 80% of the outstanding shares of capital stock normally entitled to vote for the election of directors is required in order for Rowan to enter into a merger or similar transaction with any other entity which directly or indirectly beneficially owns 10% or more of Rowan’s voting stock. This 80% vote is not required if the board of directors approved the transaction before the entity acquired its 10% interest in Rowan’s voting stock or if a majority of the entity’s own voting stock is owned by Rowan.

The provisions of our Bylaws and Certificate of Incorporation as described in the previous two paragraphs may not be amended without the approval of 80% of the outstanding shares of capital stock entitled to vote thereon.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:
  the title of such warrants;
  the aggregate number of such warrants;
  the price or prices at which such warrants will be issued;
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
  the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;
  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of any material United States federal income tax considerations; and
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

  the terms of the units and of any of the debt securities, common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
  a description of the terms of any unit agreement governing the units; and
  a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

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Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the New York Stock Exchange and the Pacific Exchange - Stock & Options. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expressed an unqualified opinion and included an explanatory paragraph referring to a change in the method of accounting for goodwill and other intangible assets), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. With the exception of the SEC registration fee, all fees and expenses set forth below are estimates.

SEC registration fee	$40,450
Blue Sky expenses, including legal fees
Printing and engraving expenses
Legal fees and expenses
Trustee fees and expenses
Rating agency fees
Accounting fees and expenses
Miscellaneous
Total	$40,450

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation and bylaws contain provisions permitted by the Delaware General Corporation Law (under which Rowan is organized) which, in general terms, provide that directors and officers will be indemnified by Rowan, to the full extent authorized or permitted by law, for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a Rowan director or officer. In addition, our Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law which limit the monetary liability of Rowan directors for breaches of their fiduciary duty of care.

We maintain directors’ and officers’ liability insurance. Subject to stated conditions, the policy insures Rowan directors and officers against liability arising out of actions taken in their official capacities. The policy will pay on behalf of the directors and officers for those losses for which they are held personally liable and not indemnified by Rowan.
See also the undertakings set out in response to Item 17.

Reference is made to the form of underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements we agree to in connection with offerings of the securities registered hereby.

Item 16. Exhibits.

Exhibit No.
  Exhibit

**1.1	Form of Underwriting Agreement for each of the securities registered hereby.

4.1
Restated Certificate of Incorporation dated February 17, 1984, incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491) and Exhibits 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13 below.

4.2	Bylaws, amended as of May 1, 2003, incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-5491).

II-1

4.3
Amended and Restated Rights Agreement, dated as of January 24, 2002, between the Company and Citibank, N.A., as Rights Agent which includes exhibits as follows: Exhibit A - Certificate of Designation of Series A Junior Preferred Stock; Exhibit B – Form of Right Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Stock, incorporated by reference to Exhibit 4.1 to Form 8-A/A dated February 12, 2002 (File No. 1-5491).

4.4	Restated First Amendment dated as of March 17, 2003 to the Rights Agreement, incorporated by reference to Exhibit 4.2 to Form 8-A/A dated March 21, 2003 (File No. 1-5491).

4.5
Certificate of Change of Address of Registered Office and of Registered Agent dated July 25, 1984, incorporated by reference to Exhibit 4.4 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491)

4.6	Certificate of Amendment of Certificate of Incorporation dated April 24, 1987, incorporated by reference to Exhibit 4.5 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.7	Certificate of Designation of the Series A Junior Preferred Stock dated March 2, 1992, incorporated by reference to Exhibit 4.2 to Registration Statement on Form 8-A/A (File No. 1-5491).

4.8	Certificate of Designation of the Series III Preferred Stock dated November 30, 1994, incorporated by reference to Exhibit 4.7 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.9
Certificate of Designation (and Certificate of Correction related thereto) of the Series A Preferred Stock dated August 5, 1998 and January 28, 1999, respectively, incorporated by reference to Exhibit 4.8 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.10	Certificate of Designation of the Series B Preferred Stock dated June 24, 1999, incorporated by reference to Exhibit 4.9 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.11	Certificate of Designation of the Series C Preferred Stock dated July 28, 2000, incorporated by reference to Exhibit 4.10 to Registration Statement No. 333-44874 on Form S-3 (File No. 1-5491).

4.12	Certificate of Designation of the Series D Preferred Stock dated May 22, 2001, incorporated by reference to Exhibit 4.11 to Registration Statement No. 333-82804 on Form S-3 (File No. 1-5491).

4.13	Certificate of Designation of the Series E Preferred Stock dated October 30, 2001, incorporated by reference to Exhibit 4.12 to Registration Statement No. 333-82804 on Form S-3 (File No. 1-5491).

4.14	Form of Common Stock Certificate, par value $0.125 per share, incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-5491).

**4.15	Form of Senior Unsecured Indenture (including form of senior unsecured debt security).

**4.16	Form of Senior Subodinated Indenture (including form of senior subordinated debt security).

**4.17	Form of Warrant Agreement (including form of warrant certificate).

**5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered.

**12.1	Statement of computation of ratios of earnings to fixed charges.

II-2

*23.1	Consent of Deloitte & Touche LLP.

**23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

**25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Trustee under the Senior Unsecured Indenture.

**25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Trustee under the Senior Subordinated Indenture.
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*   Filed herewith.
** To be filed by amendment or under subsequent Current Report on Form 8-K in connection with a specific offering.

Item 17. Undertakings.

A.   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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C.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.   The undersigned registrant hereby undertakes that:

(1)   For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

E.   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of subsection 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 19, 2003.

ROWAN COMPANIES, INC.

By:	/s/ D. F. MCNEASE
D.F. McNease
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. F. McNease and E. E. Thiele, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. F. MCNEASE
D. F. McNease	President and Chief Executive Officer (Principal Executive Officer)	November 19, 2003

/s/ E. E. THIELE
E. E. Thiele	Senior Vice President – Finance, Administration and Treasurer (Principal Financial Officer)	November 19, 2003

/s/ WILLIAM H. WELLS
William H. Wells	Controller (Principal Accounting Officer)	November 19, 2003

/s/ HENRY O. BOSWELL
Henry O. Boswell	Director	November 19, 2003

/s/ HANS M. BRINKHORST
Hans M. Brinkhorst	Director	November 19, 2003

/s/ R. G. CROYLE
R. G. Croyle	Vice Chairman of the Board and Chief Administrative Officer	November 19, 2003

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/s/ WILLIAM T. FOX III
William T. Fox III	Director	November 19, 2003

/s/ FREDERICK R. LAUSEN
Frederick R. Lausen	Director	November 19, 2003

/s/ H. E. LENTZ
H. E. Lentz	Director	November 19, 2003

/s/ LORD MOYNIHAN
Lord Moynihan	Director	November 19, 2003

/s/ C. R. PALMER
C. R. Palmer	Chairman of the Board	November 19, 2003

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EXHIBIT INDEX

Exhibit No.
  Exhibit

**1.1	Form of Underwriting Agreement for each of the securities registered hereby.

4.1
Restated Certificate of Incorporation dated February 17, 1984, incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491) and Exhibits 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13 below.

4.2	Bylaws, amended as of May 1, 2003, incorporated by reference to Exhibit 3.1 to Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-5491).

4.3
Amended and Restated Rights Agreement, dated as of January 24, 2002, between the Company and Citibank, N.A., as Rights Agent which includes exhibits as follows: Exhibit A - Certificate of Designation of Series A Junior Preferred Stock; Exhibit B – Form of Right Certificate; and Exhibit C - Summary of Rights to Purchase Preferred Stock, incorporated by reference to Exhibit 4.1 to Form 8-A/A dated February 12, 2002 (File No. 1-5491).

4.4	Restated First Amendment dated as of March 17, 2003 to the Rights Agreement, incorporated by reference to Exhibit 4.2 to Form 8-A/A dated March 21, 2003 (File No. 1-5491).

4.5
Certificate of Change of Address of Registered Office and of Registered Agent dated July 25, 1984, incorporated by reference to Exhibit 4.4 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491)

4.6	Certificate of Amendment of Certificate of Incorporation dated April 24, 1987, incorporated by reference to Exhibit 4.5 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.7	Certificate of Designation of the Series A Junior Preferred Stock dated March 2, 1992, incorporated by reference to Exhibit 4.2 to Registration Statement on Form 8-A/A (File No. 1-5491).

4.8	Certificate of Designation of the Series III Preferred Stock dated November 30, 1994, incorporated by reference to Exhibit 4.7 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.9
Certificate of Designation (and Certificate of Correction related thereto) of the Series A Preferred Stock dated August 5, 1998 and January 28, 1999, respectively, incorporated by reference to Exhibit 4.8 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.10	Certificate of Designation of the Series B Preferred Stock dated June 24, 1999, incorporated by reference to Exhibit 4.9 to Registration Statement No. 333-84369 on Form S-8 (File No. 1-5491).

4.11	Certificate of Designation of the Series C Preferred Stock dated July 28, 2000, incorporated by reference to Exhibit 4.10 to Registration Statement No. 333-44874 on Form S-3 (File No. 1-5491).

4.12	Certificate of Designation of the Series D Preferred Stock dated May 22, 2001, incorporated by reference to Exhibit 4.11 to Registration Statement No. 333-82804 on Form S-3 (File No. 1-5491).

4.13	Certificate of Designation of the Series E Preferred Stock dated October 30, 2001, incorporated by reference to Exhibit 4.12 to Registration Statement No. 333-82804 on Form S-3 (File No. 1-5491).

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4.14	Form of Common Stock Certificate, par value $0.125 per share, incorporated by reference to Exhibit 4.1 to Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 1-5491).

**4.15	Form of Senior Unsecured Indenture (including form of senior unsecured debt security).

**4.16	Form of Senior Subodinated Indenture (including form of senior subordinated debt security).

**4.17	Form of Warrant Agreement (including form of warrant certificate).

**5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered.

**12.1	Statement of computation of ratios of earnings to fixed charges.

*23.1	Consent of Deloitte & Touche LLP.

**23.3	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

**25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Trustee under the Senior Unsecured Indenture.

**25.2	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Trustee under the Senior Subordinated Indenture.
_____________
*   Filed herewith.
** To be filed by amendment or under subsequent Current Report on Form 8-K in connection with a specific offering.

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